Exhibit 10.2

PROMISSORY NOTE

Borrower:	PECO II, Inc. 1376 State Route 598 Galion, OH 44833-9355	Lender:	National City Bank Columbus - Corporate Banking LOC 0078 155 East Broad Street Columbus, OH 43251

Principal Amount: $3,500,000.00	Date of Note: October 15, 2004

PROMISE TO PAY. PECO II, Inc. (“Borrower”) promises to pay to National City Bank (“Lender”), or order, in lawful money of the United States of America, the principal amount of Three Million Five Hundred Thousand & 00/100 Dollars ($3,500,000.00), together with interest on the unpaid principal balance from October 15, 2004, until paid in full.

PAYMENT. Borrower will pay this loan on demand. Payment in full is due immediately upon Lender’s demand. If no demand is made, Borrower will pay this loan in accordance with the following payment schedule:

No Commitment and Closing Fee. This Note evidences an arrangement whereby, for Borrower’s convenience, Borrower may, without having to execute and deliver a separate note each time, obtain such loans (each a “Subject Loan”) as Borrower may from time to time request and as Lender in its sole discretion may from time to time be willing to make, subject in any case to the condition that (a) each Subject Loan shall be in an amount that is an integral multiple of one thousand dollars ($1,000) and (b) that the aggregate unpaid principal balance of the Subject Loans shall not at any time exceed the face amount of this Note. NOTWITHSTANDING ANY PROVISION OR INFERENCE TO THE CONTRARY, LENDER SHALL HAVE NO OBLIGATION TO EXTEND ANY CREDIT TO OR FOR THE ACCOUNT OF BORROWER BY REASON OF THIS NOTE. Borrower shall pay Lender, on the date of this Note, a non refundable Origination fee in an amount equal to Five Thousand and 00/100 dollars ($5,000.00).

Loan Requests; Disbursement. A Subject Loan is properly requested if requested orally or in writing not later than 2:00 p. m., Banking Office Time, of the Banking Day upon which that Subject Loan is to be made. Each request for a Subject Loan shall of itself constitute, both when made and when honored, a representation and warranty by Borrower to Lender that Borrower is entitled to obtain the requested Subject Loan. Louder is hereby irrevocably authorized to make an appropriate entry on this Note, in a loan account on Lender’s books and records, or both, whenever Borrower obtains a Subject Loan. Each such entry shall be prima facie evidence of the data entered, but the making of such an entry shall not be a condition to Borrower’s obligation to pay. Lender is hereby directed, absent notice from Borrower to the contrary, to disburse the proceeds of each such Subject Loan to Borrower’s general checking account with Lender. Lender shall have no duty to follow, nor any liability for, the application of any proceeds of any Subject Loan.

The unpaid principal balance of each Subject Loan shall at all times bear interest at the Contract Rate, provided, that so long as (a) any principal of any Subject Loan remains unpaid after Lender shall have given Borrower notice of demand for any such principal or after the commencement of any Proceeding with respect to Borrower, or (b) any accrued interest on any Subject Loan remains unpaid after the due date of that interest, then, and in each such case, all unpaid principal of this Note and all overdue interest on that principal shall bear interest at a fluctuating rate equal to two percent (2%) per annum above the rate that would otherwise be applicable, but in no case less than two percent (2%) per annum above the Prime Rate; provided further, that in no event shall any principal of or interest on any Subject Loan bear interest at any time after the giving of any such notice or the commencement of any such Proceeding, whichever shall first occur, at a lesser rate than the rate applicable thereto immediately after the giving of that notice or the commencement of that Proceeding,” as the case may be. The “Contract Rate” shall at all times be a fluctuating rate equal to One and one half of one percent (1.50%) per annum plus the One Month LIBOR, provided, that in the event the One Month LIBOR is unavailable as a result of Lender’s good faith determination of the occurrence of one of the events specified in the section labeled “LIBOR Unavailable”, the “Contract Rate” shall be a fluctuating rate equal to Three quarter of One percent (.75%) below the Prime Rate.

Interest on each Subject Loan shall be payable in arrears on December 1, 2004, and on the First day of each month thereafter and on demand. The One Month LIBOR rate shall be adjusted by Lender, as necessary, at the end of each Banking Day during the term hereof.

LIBOR Unavailable. Notwithstanding any provision or inference to the contrary, the Contract Rate shall not be based on One Month LIBOR if Lender shall determine in good faith that (a) any governmental authority has asserted that it is unlawful for Lender to fund, make, or maintain loans bearing interest based on One Month LIBOR, or (b) circumstances affecting the market selected by Lender for the purpose of funding the Subject Loans make it impracticable for Lender to determine One Month LIBOR. Lender’s books and records shall be conclusive (absent obvious error) as to whether Lender shall have determined that the Contract Rate is prohibited from being based on One Month LIBOR. If the Contract Rate is prohibited from being based on One Month LIBOR as a result of the occurrence of one of the events referenced in this section, then, and in each such case, notwithstanding any provision or inference to the contrary, the then outstanding principal balance of this Note shall, upon Lender giving Borrower notice of Lender’s determination of the occurrence of such an event, bear interest at a Contract Rate based on the Prime Rate including the applicable spread described above.

Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the One Month LIBOR. “One Month LIBOR” means, with respect to a loan, the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) determined by Lender and equal to the average rate per annum at which deposits (denominated in United States dollars) in an amount similar to the principal amount of that loan and with a maturity of one (1) month are offered at 11:00 A.M. London time (or as soon thereafter as practicable) on the Date of Reference by banking institutions in the London, United Kingdom market, as such interest rate is referenced and reported by the British Bankers Association in the Bridge Financial Telerate system “Page 3750” report or, if the same is unavailable, any other generally accepted authoritative source of such interest rate as Lender may reference from time to time (the “Index”). Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each change in One Month LIBOR. Borrower understands that Lender may make loans based on other rates as well. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.500 percentage points over the Index. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather,

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early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: National City Bank, Columbus - Corporate Banking LOC 0078, 155 East Broad Street, Columbus, OH 43251.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $20.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to 3.500 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount; provided, however that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Ohio. This Note has been accepted by Lender in the State of Ohio.

CONFESSION OF JUDGMENT. Borrower hereby irrevocably authorizes and empowers any attorney-at-law, including an attorney hired by Lender, to appear in any court of record and to confess judgment against Borrower for the unpaid amount of this Note as evidenced by an affidavit signed by an officer of Lender setting forth the amount then due, attorneys’ fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on this Note have been paid in full. Borrower waives any conflict of interest that an attorney hired by Lender may have in acting on behalf of Borrower in confessing judgment against Borrower while such attorney is retained by Lender. Borrower expressly consents to such attorney acting for Borrower in confessing judgment.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

COLLATERAL. Borrower acknowledges this Note is secured by any and all mortgages, security agreements, assignments, loan agreements, pledge agreements and any other document or instrument evidencing a security interest or other lien in favor of Bank and executed and delivered by Borrower or any third party as security for payment of this Note and/or all indebtedness of Borrower to Bank, whether contemporaneous with the execution of this Note or at any other time.

SHARING INFORMATION. Borrower hereby authorizes Lender to share all credit and financial information relating to Borrower with Lender’s parent company and with any subsidiary or affiliate of Lender or of Lender’s parent company.

FINANCIAL INFORMATION. Borrower will furnish to Lender, at Borrower’s expense, promptly upon each request of Lender, such information in writing regarding Borrower’s financial condition, income taxes, properties, business operations, if any, and pension plans, if any, as Lender may from time to time reasonably request, prepared, in the case of financial information, in accordance with generally accepted accounting principles consistently applied and otherwise in form and detail satisfactory to Lender.

FINAL AGREEMENT. This Note and the related documents set forth the entire agreement between the parties regarding the transactions contemplated hereby and supercede all prior agreements, commitments, discussions, representations and understandings, whether written or oral, and any and all contemporaneous oral agreements, commitments, discussions, representations and understandings between the parties relating to the subject matter hereof.

DIRECT DEBIT. The following is applicable if checked by Borrower: ☒ Payments shall be paid by Borrower by debiting Borrower’s Checking account, number 982338667 on the due date.

DEFINITIONS. As used in this Note, except where the context clearly requires otherwise,

“Bank Debt” means, collectively, all Debt to Lender, whether incurred directly to Lender or acquired by it by purchase, pledge, or otherwise, and whether participated to or from Lender in whole or in part;

“Banking Day” means any day (other than any Saturday, Sunday or legal holiday) on which Lender’s banking office is open to the public for carrying on substantially all of its banking functions;

“Banking Office Time” means, when used with reference to any time, that time determined at the location of Lender’s banking office;

“Date of Reference” means, on any Banking Day, a date which is two (2) Eurodollar Banking Days prior to the Banking Day in question;

“Debt” means, collectively, all obligations of the Person or Persons in question, including, without limitation, every such obligation whether owing by one such Person alone or with one or more other Persons in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by lease, loan, overdraft, guaranty of payment, or other contract, or by quasi-contract, tort, statute, other operation of law, or otherwise;

“Eurodollar Banking Day” means any Banking Day on which banks in the London Interbank Market deal in United States dollar deposits and on which banking institutions are generally open for domestic and international business at the place where Lender’s banking office is located and in New York City;

“Note” means this promissory note (including, without limitation, each addendum, allonge, or amendment, if any, hereto);

“Obligor” means any Person who, or any of whose property, shall at the time in question be obligated in respect of all or any part of the Bank

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Debt of Borrower and (in addition to Borrower) includes, without limitation, co makers, indorsers, guarantors, pledgers, hypothecators, mortgagors, and any other Person who agrees, conditionally or otherwise, to assure such other Obligor’s creditors or any of them against loss;

“Person” means an individual or entity of any kind, including, without limitation, any association, company, cooperative, corporation, partnership, trust, governmental body, or any other form or kind of entity;

“Prime Rate” means the fluctuating rate per annum which is publicly announced from time to time by Lender as being its so called “prime rate” or “base rate” thereafter in effect, with each change in the Prime Rate automatically, immediately, and without notice changing the Prime Rate thereafter applicable hereunder, it being acknowledged that the Prime Rate is not necessarily the lowest rate of interest then available from Lender on fluctuating rate loans

“Proceeding” means any assignment for the benefit of creditors, any case in bankruptcy, any marshalling of any Obligor’s assets for the benefit of creditors, any moratorium on the payment of debts, or any proceeding under any law relating to conservatorship, insolvency, liquidation, receivership, trusteeship, or any similar event, condition, or other thing;

“Related Writing” means this Note and any indenture, note, guaranty, assignment, mortgage, security agreement, subordination agreement, notice, financial statement, legal opinion, certificate, or other writing of any kind pursuant to which all or any part of the Bank Debt of Borrower is issued, which evidences or secures all or any part of the Bank Debt of Borrower, which governs the relative rights and priorities of Lender and one or more other Persons to payments made by, or the property of, any Obligor, which is delivered to Lender pursuant to another such writing, or which is otherwise delivered to Lender by or on behalf of any Person (or any employee, officer, auditor, counsel, or agent of any Person) in respect of or in connection with all or any part of the Bank Debt of Borrower;

and the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.

NO SETOFF. Borrower hereby waives any and all now existing or hereafter arising rights to recoup or offset any obligation of Borrower under or in connection with this Note or any Related Writing against any claim or right of Borrower against Lender.

INDEMNITY: GOVERNMENTAL COSTS. If (a) there shall be enacted any law (including, without limitation, any change in any law or in its interpretation or administration and any request by any governmental authority) relating to any interest rate or any assessment, reserve, or special deposit requirement against assets held by, deposits in, or loans by Lender or to any tax (other than any tax on Lender’s overall net income) and (b) in Lender’s sole opinion any such event increases the cost of funding or maintaining any Subject Loan bearing interest based upon One Month LIBOR or reduces the amount of any payment to be made to Lender in respect thereof, then, and in each such case, upon Lender’s demand, Borrower shall pay Lender an amount equal to each such cost increase or reduced payment, as the case may be. In determining any such amount, Lender may use reasonable averaging and attribution methods. Each determination by Lender shall be conclusive absent obvious error.

INDEMNITY: ADMINISTRATION AND ENFORCEMENT. Borrower will reimburse Lender, on Lender’s demand from time to time, for any and all fees, costs, and expenses (including, without limitation, the fees and disbursements of outside legal counsel and the interdepartmental charges and/or salary of in-house counsel) incurred by Lender in administering this Note or in protecting, enforcing, or attempting to protect or enforce its rights under this Note. If any amount (other than any principal of any Subject Loan and any interest and late charges) owing under this Note is not paid when due, then, and in each such case, Borrower shall pay, on Lender’s demand, interest on that amount from the due date thereof until paid in full at a fluctuating rate equal to four percent (4%) per annum plus the Prime Rate.

WAIVERS; REMEDIES: APPLICATION OF PAYMENTS. Lender may from time to time in its discretion grant waivers and consents in respect of this Note or any other Related Writing or assent to amendments thereof, but no such waiver, consent, or amendment shall be binding upon Lender unless set forth in a writing (which writing shall be narrowly construed) signed by Lender. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by Lender shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power, or privilege may be exercised either independently or concurrently with others and as often and in such order as Lender may deem expedient. Without limiting the generality of the foregoing, neither Lender’s acceptance of one or more late payments or charges nor Lender’s acceptance of interest on overdue amounts at the respective rates applicable thereto shall constitute a waiver of any right of Lender. Each right, power, or privilege specified or referred to in this Note is in addition to and not in limitation of any other rights, powers, and privileges that Lender may otherwise have or acquire by operation of law, by other contract, or otherwise. Lender shall be entitled to equitable remedies with respect to each breach or anticipatory repudiation of any provision of this Note, and Borrower hereby waives any defense which might be asserted to bar any such equitable remedy. Lender shall have the right to apply payments in respect of the indebtedness evidenced by this Note with such allocation to the respective parts thereof and the respective due dates thereof as Lender in its sole discretion may from time to time deem advisable.

NOTICES AND OTHER COMMUNICATIONS. Each notice, demand, or other communication, whether or not received, shall be deemed to have been given to Borrower whenever Lender shall have mailed a writing to that effect by certified or registered mail to Borrower at Borrower’s mailing address (or any other address of which Borrower shall have given Lender notice after the execution and delivery of this Note); however, no other method of giving actual notice to Borrower is hereby precluded. Borrower hereby irrevocably accepts Borrower’s appointment as each Obligor’s agent for the purpose of receiving any notice, demand, or other communication to be given by Lender to each such Obligor pursuant to any Related Writing. Lender shall be entitled to assume that any knowledge possessed by any Obligor other than Borrower is possessed by Borrower. Each communication to be given to Lender shall be in writing unless this Note expressly permits that communication to be made orally, and in any case shall be given to Lender at Lender’s banking office (or any other address of which Lender shall have given notice to Borrower after the execution and delivery this Note). Borrower hereby assumes all risk arising out of or in connection with each oral communication given by Borrower and each communication given or attempted by Borrower in contravention of this section. Lender shall be entitled to rely on each communication believed in good faith by Lender to be genuine.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as “charge or collect”), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Ohio (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such

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parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

PECO II, INC.

By:	/s/ Sandra A. Frankhouse
Sandra A. Frankhouse, Chief Financial Officer of PECO II, Inc.